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Exhibit 10.25

CONFIDENTIAL TREATMENT

        Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such Portions are marked "[*]" in this document; they have been filed separately with the Commission.

GLOBALSTAR, INC. 461 SO., MILPITAS BLVD, MILPITAS, CA 95035	Tel: (408) 933-4000 Fax: (408) 933-4100 www.globalstar.com

21 December 2007
PJR1207-001

Thales Alenia Space France
100, Boulevard du midi—B.P. 99
06156 Cannes la Bocca Cedex
France

Attention:	[*] Contract Manager
Subject:	Authorization To Proceed GLOBALSTAR-2 Early Delivery ("Scenario 2 + 2bis")
Reference:	Thales Alenia Space Presentation entitled "Globalstar 2 Early Delivery" dated 5 September 2007, Reference 100208134J

Dear [*],

        This Authorization To Proceed is issued pursuant to the Reference Presentation (the "Proposal") from Thales Alenia Space France ("Contractor") involving early delivery of the Globalstar Second Generation Satellites that are being manufactured by Contractor under the Contract No. GINC-C-06-0300 (the "Contract") for the construction of the Globalstar Second Generation Satellite Constellation ("GLOBALSTAR-2").

        Globalstar, Inc. ("Globalstar") is interested in and wishes to proceed at this time with Scenario 2 + 2bis (on-board software) for a total agreed price of EUR 2,230,000. In the interest of schedule pending formalization into a Contract Amendment, Globalstar hereby issues to Contractor this Authorization to Proceed ("ATP") to commence a portion of the work consistent with the detail and understandings as set forth herein.

        Upon written acceptance of this ATP, Contractor is authorized to proceed as follows:

1)
Scope of Work

        Contractor shall proceed, during the effective period of this ATP, to:

  (a)
  start and implement all activities necessary to support the implementation of Scenario 2 + 2bis (on-board software) in the Proposal; and

  (b)
  prepare and submit a written Scope of Work to Globalstar for Scenario 2 + 2bis (on-board software) to be incorporated into the formal Contract Amendment.

2)
Amendment 4 to the Contract

        The parties agree that this ATP is limited to the scope of work set forth in Section 1 and payments set forth in Section 5.

        It is envisioned that the parties will execute a Contract Amendment within sixty (60) days of this ATP. Such Contract Amendment is planned to be Amendment 4 to the Contract.

3)
Globalstar's Maximum Liability

        Globalstar's maximum liability under this ATP is EUR 2,230,000 (the agreed to price for the activities defined in Section 1), unless such amount is increased in a writing signed by Globalstar and Contractor.

4)
Effectiveness

        This ATP will become effective on the date that Contractor signs below ("EDC"). This ATP shall remain in effect until signature by the parties of Amendment 4 to the Contract.

5)
Payments

        Globalstar shall make Payment to Contractor under this ATP in accordance with the following Payment Plan. Contractor shall use the Payment to perform the work in accordance with the Scope of Work set forth in Section 1.

Invoice Dates	Payment Due Dates	Payment Milestones	Payment Amount (Euros)
EDC	11 January 2008	Down Payment	[*	]
1 January 2008	1 February 2008	Calendar 1	[*	]
1 April 2008	1 May 2008	Calendar 2	[*	]
1 July 2008	1 August 2008	Calendar 3	[*	]
1 October 2008	1 November 2008	Calendar 4	[*	]
1 January 2009	1 February 2009	Calendar 5	[*	]

        In the event Globalstar fails to pay any Payment Milestone hereunder upon the Payment Due Date referred to in Article 5 of this ATP, Contractor shall have the right to immediately stop the Work under this ATP, without notice to Globalstar, notwithstanding any inconsistent provisions in Article 22 of the Contract. If Globalstar fails to pay any unpaid amount within thirty (30) Days from the date Contractor has stopped the Work, Contractor shall be entitled, without notice to Globalstar, immediately to terminate this ATP.

6)
Terms and Conditions

        This ATP shall be interpreted, construed and governed, in all respects, according to the Contract.

7)
Entire Agreement and Amendment

        This ATP constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous negotiations, understandings and agreements with respect to the subject matter hereof, except for the MNDA. The terms of this ATP may be modified only by an agreement in writing signed by the parties.

        Please acknowledge your receipt and acceptance of this ATP by signing this letter and returning it to Globalstar. Globalstar appreciates your continued support of our requirements.

Sincerely,
GLOBALSTAR, INC.
/s/ ANTHONY J. NAVARRA
By:	Anthony J. Navarra
Title:	President
Date:	21 December 2007
THALES ALENIA SPACE FRANCE
/s/ OLIVIER BADARD
By:	OLIVIER BADARD
Title:	SVP Sales and Marketing
Date:	8 January 2008

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  Exhibit 10.25
CONFIDENTIAL TREATMENT